UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  09/19/2005

BURLINGTON NORTHERN SANTA FE CORP
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  -

DE	41-1804964
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2650 Lou Menk Drive, Fort Worth, TX 76131
(Address of Principal Executive Offices, Including Zip Code)

817/352-3466
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On September 14, 2005, the Compensation and Development Committee of the Board of Directors of Burlington Northern Santa Fe Corporation (the "Company") amended the Incentive Bonus Stock Program (the "Program") under the Burlington Northern Santa Fe 1999 Stock Incentive Plan to prohibit exchange elections to be made in the Program after September 14, 2005, provided that elections to participate in the Program filed on or before September 14, 2005 would remain in effect. A copy of the Program, as amended, is attached as Exhibit 10.1.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On September 15, 2005, the Board of Directors of the Company appointed General Donald G. Cook (Ret.) to the Board of Directors. Prior to his retirement on August 1, 2005, General Cook served as Commander, Air Education and Training Command, Randolph Air Force Base, Texas. General Cook has been appointed to the Compensation and Development Committee of the Board. A copy of the Company's press release issued September 15, 2005 is attached as Exhibit 99.1.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 15, 2005, the Board of Directors of the Company amended the Company's By-Laws effective September 15, 2005. The By-Laws were amended to reduce the minimum number of Directors to serve on the Directors and Corporate Governance Committee from five to three. A copy of the amended and restated By-Laws is attached as Exhibit 3.1.

Item 8.01.    Other Events

On September 15, 2005, the Board of Directors of the Company terminated the BNSF Railway Company Achievement Award Program effective immediately.

Item 9.01.    Financial Statements and Exhibits

(c)        See Exhibit Index included herewith.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

BURLINGTON NORTHERN SANTA FE CORP

Date: September 19, 2005.	By:	/s/ Jeffrey R. Moreland
Jeffrey R. Moreland
Executive Vice President Law & Government Affairs and Secretary

Exhibit Index

Exhibit No.	Description
EX-3.(ii).1	By-Laws
EX-10.1	Incentive Bonus Stock Program
EX-99.1	Press Release